FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EMLES TRUST

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (I.R.S. Employer Identification No.)

5323 Anita Street, Dallas, Texas (Address of principal executive offices)	75206 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	IRS Employer Identification No.
Shares of beneficial interest, no par value, of:
Emles Luxury Goods ETF	Cboe BZX	85-2938471
Emles Federal Contractors ETF	Cboe BZX	85-2965208
Emles Protective Allocation ETF	Cboe BZX	85-2616070
Emles Real Estate Credit ETF	Cboe BZX	85-2597536
Emles @Home ETF	Cboe BZX	85-2643432
Emles Made in America ETF	Cboe BZX	85-2575154

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-238758

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Emles Luxury Goods ETF, Emles Federal Contractors ETF, Emles Protective Allocation ETF, Emles Real Estate Credit ETF, Emles @Home ETF and Emles Made in America ETF, each a series of Emles Trust (the “Registrant”), is incorporated herein by reference to Pre-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on October 1, 2020 (File Nos. 333-238758, 811-23431). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (A)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-238758, 811-23431), as filed with the Securities and Exchange Commission on May 29, 2020.

2.	Registrant’s Certificate of Amendment, incorporated herein by reference to Exhibit (A)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-238758, 811-23431), as filed with the Securities and Exchange Commission on May 29, 2020.

3.	Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (A)(3) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-238758, 811-23431), as filed with the Securities and Exchange Commission on September 4, 2020.

4.	Registrant’s By-Laws, incorporated herein by reference to Exhibit (B)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-238758, 811-23431), as filed with the Securities and Exchange Commission on September 4, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York and the State of New York, on the 7th day of October 2020.

EMLES TRUST
(Registrant)
By:
Name:	Alexa Bonaros
Title:	Vice President

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